UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2019

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Prospect Street, Suite 525, La Jolla, CA 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 964 3720

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INMB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2019, the Board of Directors of INmune Bio, Inc. (the “Company”) appointed Edgardo Baracchini to serve as a director of the Company.

Mr. Baracchini, age 59, holds over 25 years of experience in structuring and negotiating research and development partnerships, mergers and acquisitions, and licensing agreements. He is current a member of the board of directors of 4D Pharma PLC. Prior to providing biotech consulting services since September 2018, Mr. Baracchini was chief business officer of Xencor, Inc., biopharmaceutical company focused on autominnue diseases, asthma and cancer, from 2010 to 2018. From 2002 to 2009, Mr. Baracchini was associated with Metabasis Therapeutics, initially as vice president of business development, and later as SVP of business development. He has personally, negotiated more than 80 business transactions with multinational and Asian pharmaceutical firms, biotechnology companies, and prominent universities, leading to transactions valued in excess of $5.3 billion and has significant experience in alliance management, strategic planning, and IR/PR. Additionally, he has been a key member of executive teams that have raised over $850 million in private and public financing, and that have successfully completed two IPOs. Mr. Baracchini received his MBA from the University of California, Irvine, his PhD in molecular and cell biology from the University of Texas at Dallas, and his B.S. in microbiology from the University of Notre Dame.

The Board has determined that Mr. Baracchini is an independent director within the meaning of NASDAQ Rule 5605. Ms. Baracchini qualifies to serve on the Board because of her ability to help the Company understand the dynamics of growth in emerging markets outside of the United Sates as well as her extensive accounting experience.

Mr. Baracchini does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Baracchini and any other persons pursuant to which she was selected as a director, and there are no transactions in which she has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On August 8, 2019, the Company issued a press release (the “Release”) announcing Mr. Baracchini’s appointment to the Board. A copy of the Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibits 99.1 shall not be deemed “filed” for purposed of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

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Item 9.01 Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 7, 2019

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMUNE BIO INC.

Date: August 9, 2019	By:	/s/ David Moss
David Moss
Chief Financial Officer

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